CONFIDENTIAL

                     SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of the 20th day of February, 1998, by and between DOMINION BRIDGE CORPORATION, a Delaware corporation (the "Company"), and American Eco Corporation, an Ontario, Canada corporation (the "Purchaser"). The Company and Purchaser are hereinafter collectively referred to as the "Parties".

BACKGROUND

     The Company wishes to obtain additional financing for general working capital purposes and Purchaser desires to provide such financing to the Company through the purchase of Units (the "Units"), each Unit consisting of one share of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and one-tenth of a Common Stock Purchase Warrant (the "Warrants"), on the terms provided herein. The Units are being privately offered by the Company to Purchaser pursuant to this Agreement.

AGREEMENT

     In consideration of the premises hereof and the agreements set forth below, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.   SALE AND PURCHASE OF UNITS
     --------------------------

     (a)  Purchase of Units: Subject to the terms and conditions
          -----------------
          herein, the Company agrees to issue and sell Purchaser, and Purchaser agrees to purchase, 1,923,077 Units at the Closing.


     (b)  Purchase Price: The purchase price for the Units shall be
          --------------
          $2.60 per Unit (the "Purchase Price"). Unless otherwise indicated, all references to "$" or to "dollar" shall be to lawful currency of the United States of America.

2.   CLOSING:
     --------

     (a) A closing of the purchase and sale of the Units offered hereunder (the "Closing") shall occur at 5:00pm (Montreal time) on February 20 1998. . At the Closing, Purchaser shall pay the Purchase Price of the Units by release of the Purchase Price from escrow against delivery of (i) one or more certificates for 1,923,077 shares of Common Stock; and
          (ii) a Warrant in the form attached as Exhibit "A" for the purchase of 192,308 additional shares of Common Stock, in each case registered in the name of Purchaser. The date of the Closing is referred to herein as the "Closing Date."

3.   CONDITIONS PRECEDENT TO CLOSING: The following shall be
     -------------------------------
     conditions precedent to the Closing:

     (a)  Executed copy of the Securities Purchase Agreement;

     (b)  Executed Warrant to purchase 192,308 shares of Common Stock;

     (c) Executed copy of the Registration Rights Agreement in the form attached as Exhibit "B" (the "Registration Rights
          Agreement");

     (d) Delivery by the Company of certified resolutions of its Board of Directors authorizing the:

          (i)  Securities Purchase Agreement;

          (ii) Issuance of the Warrants; and

          (iii) Registration Rights Agreement;

     (e) Delivery by the Purchaser of certified resolutions of its Board of Directors authorizing the:

          (i)  Securities Purchase Agreement; and

          (ii) Registration Rights Agreement;

     (f) Opinion from the Company's counsel in the form attached as Exhibit "C";

     (g) Opinion from the Purchaser's counsel in the form attached as Exhibit "D"; and

     (h)  Delivery of the Purchase Price by Purchaser to the Company.


4.   DESCRIPTION OF SECURITIES:
     --------------------------

     The Securities consist of Common Stock and Common Stock Purchase Warrants, each of which is described below.

     4.1  Common Stock. Holders of Common Stock of the Company have
          ------------
          equal rights to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock of the Company have one vote for each share held of record and do not have cumulative voting rights. Holders of Common Stock of the Company are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any of holders of any preferred stock of the Company then outstanding. Shares of Common Stock of the Company are not redeemable and have no pre-emptive or similar rights. All outstanding shares of Common Stock of the Company are fully paid and non-assessable.

     4.2  Warrants. The terms and conditions of the Warrants are set
          --------
          forth in the form of Warrants attached hereto and made a part hereof as Exhibit "B". Each Warrant entitles Purchaser to purchase one (1) share of Common Stock of the Company at an exercise price of $3.00 per share for a period of three
          (3) years commencing from the date of issuance. Prior to the exercise of the Warrants, Purchaser shall not be entitled to voting rights or other rights provided by law to security holders of the Company.

     4.3  Restricted Securities. The Common Stock, Warrants, and
          ---------------------
          shares of Common Stock underlying the Warrants (the "Exercise Shares") (collectively, the "Securities") constitute "restricted securities", as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). Accordingly, the Securities may not be offered for sale or sold, or otherwise transferred in any transaction which would constitute a sale thereof within the meaning of the Act, unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to counsel to the Company.

     4.4  Registration Rights. Purchaser shall have certain
          -------------------
          registration rights with regard to the Common Stock and the Exercise Shares as set forth in the Registration Rights
          Agreement by and between the Parties attached hereto and made a part hereof as Exhibit "C".

5.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.
     ------------------------------------------------

Purchaser represents and warrants to the Company as follows:

     5.1  Organization and Standing.  Purchaser is a corporation duly
          -------------------------
          organized, validly existing and in good standing under the laws of the Province of Ontario, Canada.

     5.2  Authority; Enforceability; No Conflict. Purchaser has all
          --------------------------------------
          required power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all requisite corporate action on the part of Purchaser including approval by the Board of Directors of the Purchaser. This Agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms. The Purchaser has applied for a waiver under the Credit and Guaranty Agreement dated as of August 22, 1997 between Purchaser and Union Bank of California, NA, as agent (the "Credit Agreement") with respect to the transactions contemplated by this Agreement, a copy of which has been delivered to the Company. The execution and delivery of this Agreement by Purchaser do not, and consummation by Purchaser of the transactions contemplated hereunder will not, result in or constitute (i) a default, breach or violation of or under the organizational documents of Purchaser; or (ii) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which Purchaser is a party or by which any of its properties or assets are bound; or (iii) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority; provided, however, that the Purchaser has not obtained the required waiver under the Credit Agreement as of the date of this Securities Purchase Agreement.

     5.3  Deliveries at Closing. Purchaser shall deliver to the
          ---------------------
          Company at or prior to Closing copies of its articles of incorporation or other organizational documents, and resolution of its Board of Directors authorizing the transactions contemplated by this Agreement.

     5.4  Access to Information. Purchaser has had access to all
          ---------------------
          material and relevant information concerning the Company, its management, financial conditions, capitalization, market information, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to its investment in the Units. Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Company concerning the terms and conditions of the acquisition of the Units and the present and proposed business and financial condition of the Company and has had all such questions answered to its satisfaction and has been supplied all information requested.

     5.5  Review of Securities and Exchange Commission Filings.
          ----------------------------------------------------
          Purchaser acknowledges that it has been provided with and has reviewed a copy of the Company's Annual Report for the year ended September 30, 1997 as filed with the Securities and Exchange Commission ("SEC") on Form 10-K (the Form 10-K"). Purchaser acknowledges and understands that the Form 10-K reflects information as of the date thereof and that there may have occurred changes thereafter, which changes may be material.

     5.6  Accredited Investor: Purchaser has such knowledge and
          -------------------
          experience in business and financial matters, such that it is capable of evaluating the merits and risk of purchasing the Securities and is an "Accredited Investor" as that term is defined in the Act and the rules and regulations thereunder.

     5.7  Investment Intent: (i) Purchaser is acquiring the Units for
          -----------------
          its own account and not on behalf of any other person; (ii) Purchaser is acquiring the Units for investment and not with a view to the distribution thereof or with the intent to divide its participation with others by reselling or otherwise distributing the Units; and (iii) Purchaser will hold the Units and will not sell, offer to sell, or otherwise transfer or sell in any transaction which would constitute a sale thereof under the meaning of the Act unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) to the effect that such registration is not necessary.

     5.8  Understanding of Investment Risks. Purchaser acknowledges
          ---------------------------------
          and understands that the Units offered hereby have not been approved or disapproved by the SEC, or any state securities commission, nor has the SEC or any state securities commission passed upon the adequacy or accuracy of this Agreement or any exhibit hereto.

     5.9  Understanding of Nature of Units: Purchaser acknowledges and
          --------------------------------
          understands that:

          (a) The Units have not been registered under the Act or any state securities laws and are being issued and sold in reliance upon certain of the exemptions contained in the Act.

          (b) The Units are "Restricted Securities" as that term is defined in Rule 144 promulgated under the Act.

          (c) The Units cannot be sold or transferred without registration under the Act and applicable state securities laws, or unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary.

          (d) The Securities and any certificates issued in replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON CERTAIN EXEMPTIONS FROM REGISTRATION THEREUNDER THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF SUCH SECURITIES IS SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND REGULATIONS."



6.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby
     ---------------------------------------------
     represents and warrants to Purchaser as follows:

     6.1  Organization and Standing of the Company. The Company is a
          ----------------------------------------
          duly organized and validly existing corporation in good standing under the laws of the state of Delaware with the power and authority to conduct the business in which it is now engaged, and is in good standing in and qualified to do business in such other states or jurisdictions as is necessary to enable it to carry on its business, except where failure to so qualify would not have a material adverse effect on the business or the assets of the Company.

     6.2  Capitalization. The authorized capital stock of the Company
          --------------
          is as set forth in the Form 10-K. Except as set forth in
          Schedule 6.2 delivered by the Company to Purchaser concurrently with the execution and delivery of this Agreement, there are no outstanding pre-emptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock. Except as set forth on Schedule 6.2, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of the Company or any convertible securities, rights, or options.

     6.3  Due Authorization; Corporate Power and Authority. The
          ------------------------------------------------
          Company has all required power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. When duly executed and delivered by the Parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms. The Company has applied for approval of the transactions contemplated by this Securities Purchase Agreement by the Vancouver Stock Exchange ("VSE") The execution and delivery of this Agreement by the Company do not, and consummation by the Company of the transactions contemplated hereunder will not, result in or constitute (i) a default, breach or violation of or under the organizational documents of the Company; or (ii) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which the Company is a party or by which any of its properties or assets are bound; or (iii) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority; provided, however, that the application to the VSE is pending and that the VSE has not approved the transactions contemplated by this Securities Purchase Agreementas of the date hereof.

     6.4  Securities. All of the Securities have been duly authorized
          ----------
          and, upon issuance and sale pursuant to the terms of this Agreement or upon the exercise of the Warrants in accordance with the terms of the Warrants, will have been validly issued, fully paid and non-assessable and will be free and clear of all liens, claims and encumbrances.

     6.5  Deliveries at Closing. The Company has delivered copies of
          ---------------------
          the Company's Certificate of Incorporation, By-Laws, certain resolutions of the Board of Directors and the Form 10-K.

     6.6  Financial Statements. The Company has delivered to Purchaser
          --------------------
          true and complete copies of the Company's audited income statement and balance sheet for the two years ended September 30, 1997 (included in the Form 10-K). The Financial Statements fairly and accurately present in accordance with generally accepted accounting principles ("GAAP"), the consolidated financial position of the Company as of their respective dates and the results of operations for the periods covered thereby. There has been no material adverse change in the business, financial condition or the results of operations since September 30, 1997.

     6.7  Reservation of Common Stock. The Company has reserved from
          ---------------------------
          issuance 192,308 shares of Common Stock of the Company to cover the exercise of the Warrants granted to Purchaser hereunder.

7.   AFFIRMATIVE COVENANTS OF THE COMPANY. From and after the Closing
     ------------------------------------
     Date and so long as Purchaser owns at least 1,923,077 shares of Common Stock, the Company hereby covenants and agrees as follows:

     7.1  SEC Reports. The Company shall provide Purchaser with copies
          -----------
          of all reports or forms filed with the Securities and Exchange Commission

     7.2  Board of Directors. Upon completion of the Closing, the
          ------------------
          Purchaser shall be entitled to designate Michael E. McGinnis to serve as a member of the Company's Board of Directors for a term expiring 1999 and its Executive Committee. If Purchaser does not obtain the waiver under the Credit Agreement referred to in Section 5.2 hereof, the Company shall appoint two (2) additional independent directors who shall be representatives from internationally recognized public accounting firms.

     7.3  VSE. The Company shall take any action required to delist
          ---
          from the VSE if consent to the transactions contemplated by this Securities Purchase Agreement is not obtained by March 3, 1998.

8.   NOTICES. All notices, requests, consents or other communications
     -------
     required or permitted hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, registered or certified mail, to the following addresses:

               If to the Company:

                    Dominion Bridge Corporation.
                    500, rue Notre Dame
                    Third Floor
                    Lachine, Quebec, Canada H8S 2B2
                    Attention: Chairman of the Board & C.E.O.

               With a copy to:

                    Joseph P. Galda, Esquire
                    Buchanan Ingersoll, P.C.
                    11 Penn Center, 14th Floor
                    1835 Market Street
                    Philadelphia, PA 19103

               If to Purchaser:

                    American Eco Corporation
                    11011 Jones Road
                    Houston, TX 77070
                    Attention:  Michael E. McGinnis
                                Chairman, President and CEO


               With a copy to:

                    Bruce A. Rich, Esquire
                    Reid & Priest LLP
                    40 West 57th Street
                    New York, NY 10019

     Such notices and other communications shall for all purposes of this Agreement be treated as being effective upon being delivered personally or, if sent by mail, five days after it has been deposited in a regularly maintained receptacle for the deposit of mail, addressed as set forth above, and postage prepaid.

9.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Representations and
     ------------------------------------------
     warranties contained herein shall survive the execution and delivery of this Agreement.

10.  INDEMNIFICATION.
     ---------------

     (a)  Indemnification of Company by Purchaser relating to the
          -------------------------------------------------------
          Credit Agreement. Purchaser shall indemnify, defend and hold
          ----------------
          the Company, any subsidiary ("Subsidiary") of the Company and any director, executive officer or agent of the Company or any Subsidiary (collectively the "Indemnified Persons" each an "Indemnified Person") harmless from and against any and all demands, claims suits, actions, proceedings, losses, damages or liabilities of any kind or nature, together with all reasonable costs and expenses related thereto, including legal, accounting and other fees and expenses arising out of or in any way related to Purchaser's failure to obtain the waiver under the Credit Agreement referred to in Section 5.2 hereof.

     (b)  Indemnification Procedure. In the event that the Company
          --------------------------
          receives notice of the commencement of any action involving a claim referred to in Section 10(a) hereof, the Company shall provide written notice to the Purchaser of such claim as soon as reasonably practicable. Thereafter, the Purchasher will be entitled to participate in and, if it so elects, to assume the defense of any and all Indemnified Persons; provided, however, that in the event that
                   --------  -------
          the Company shall have reasonably concluded that there may be one or more legal defenses available to it or any Indemnified Person which are different from or additional to and are inconsistent with those available to the Purchaser, then Purchaser shall not have the right to assume the defense of the Company. In such event, the Company shall have the right to retain a single counsel of its choosing and Purchaser shall be obligated to pay the reasonable fees and expenses of such counsel including, but not limited to, any reasonable expenses incurred in connection with retention of any expert witnesses reasonably required in connection with the defense of the Indemnified Person. If an offer is made to settle any such claim against any Indemnifed Person and such Indemnified Person desires to accept such offer, such Indemnified Person shall give written notice to Purchaser, who shall have fifteen (15) days from receipt thereof to accept or reject the offer, which rejection must be on a reasonable basis.

11.  PARTIES IN INTEREST. All the terms and provisions of this
     -------------------
     Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

12.  GOVERNING LAW. This Agreement shall be governed by and construed
     -------------
     in accordance with the laws of the State of Delaware, without regard to that State's conflict of laws provisions.

13.  SECTIONS AND OTHER HEADINGS. The section and other headings
     ---------------------------
     contained in this Agreement are for the convenience of reference only, do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

14.  COUNTERPART SIGNATURES. The Agreement may be signed in
     ----------------------
     counterpart and all counterparts together shall become effective only when the counterpart(s) have been executed and delivered by and on behalf of the Company and the Purchaser.

15.  NON-ASSIGNABILITY. This Agreement is not assignable by either of
     -----------------
     the Parties hereto.

16.  TIME IS OF THE ESSENCE. This Agreement shall be null and void if
     ----------------------
     the Closing has not occurred prior to 5:00 pm (Montreal time) on February 20, 1998.

17.  ENTIRE AGREEMENT. This Agreement represents, the entire agreement
     ----------------
     among the Parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect thereto.

IN WITNESS THEREOF THIS AGREEMENT HAS BEEN DULY EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.

DOMINION BRIDGE CORPORATION               AMERICAN ECO CORPORATION

Per:  /s/ Michel L. Marengere             Per:  /s/ Michael E. McGinnis
      ------------------------                  -----------------------

Per:  /s/ Nicolas V. Matossian            Per:  _______________________
      ------------------------